UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

COGNOS INCORPORATED

(Exact Name of Registrant as Specified in Its Charter)

CANADA	98-0119485
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

3755 Riverside Drive

P.O. Box 9707, Station T

Ottawa, Ontario, Canada K1G 4K9

(Address of Principal Executive Offices) (Zip Code)

2003 – 2016 Stock Option Plan

(formerly the 2003-2008 Stock Option Plan)

(Full Title of the Plan)

William V. Russell

Cognos Corporation

15 Wayside Road

Burlington, MA 01803-4609

(Name and Address of Agent For Service)

(781) 229-6600

(Telephone Number, Including Area Code, of Agent For Service)

Copy to:

Kevin M. Barry, Esq.

Bingham McCutchen LLP

150 Federal Street

Boston, Massachusetts 02110

Calculation Of Registration Fee

Title of Securities To Be Registered	Amount To Be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Shares without par value	1,000,000 shares(1)	US$41.83(2)	US$41,825,000	US$1,284.18

(1)

This registration statement shall also cover any additional Common Shares which become issuable upon exercise of options granted under the Cognos Incorporated 2003-2016 Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding Common Shares of Cognos Incorporated.

(2)

The price of US$41.83 per share, which is the average of the high and low prices of the Common Stock as reported on the Nasdaq Global Select Market on September 25, 2007, is set forth solely for purposes of calculating the filing fee pursuant to Rules 457(c) and (h).

This Registration Statement registers additional securities of the same class as other securities for which Registration Statement Nos. 333-107965, 333-117981, 333-12886 and 333-138385 on Form S-8, each relating to the Registrant’s 2003-2016 Stock Option Plan, and as filed with the Securities and Exchange Commission on August 14, 2003, August 6, 2004, October 7, 2005 and November 2, 2006, respectively, are effective. Pursuant to General Instruction E of Form S-8, the contents of the above listed Registration Statements are incorporated by reference herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by Cognos Incorporated (the “Registrant” or the “Company”) with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”) are incorporated by reference in this Registration Statement:

(a) The Registrant’s Form S-8, File No. 333-107965, filed on August 14, 2003, the Registrant’s Form S-8, File No. 333-117981, filed on August 6, 2004, the Registrant’s Form S-8, File No. 333-12886, filed on October 7, 2005 and the Registrant’s Form S-8 File No. 333-138385, filed on November 2, 2006.

(b) The Registrant’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007 which contains audited consolidated financial statements for the fiscal year ended February 28, 2007.

(c) The Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended May 31, 2007.

(d) The Registrant’s Current Reports on Form 8-K filed on the following dates: March 22, 2007, June 22, 2007, July 9, 2007, September 5, 2007 and September 17, 2007.

(e) The description of the Common Shares in the section entitled “Description of Share Capital” contained in the Registrant’s Registration Statement on Form F-10 filed with the Commission on June 20, 2002.

All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or replaces such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 5. Interest of Named Experts and Counsel.

Not applicable.

Item 8. Exhibits.

4.2

Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007, filed on April 27, 2007).

4.3	Amended By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2002, filed on May 29, 2002).

5.1	Opinion of Bennett Jones LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages of this Registration Statement)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ottawa, Province of Ontario, Canada on the 27th day of September, 2007.

COGNOS INCORPORATED

By:	/s/ Robert G. Ashe
Robert G. Ashe
Chief Executive Officer, President and Director

POWER OF ATTORNEY AND SIGNATURES

EACH PERSON WHOSE SIGNATURE appears below this Registration Statement hereby constitutes and appoints Tom Manley and W. John Jussup and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead in any and all capacities (until revoked in writing) to sign all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Cognos Incorporated and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary fully to all intents and purposes as he might or could do in person thereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title(s)	Date
/s/ Robert G. Ashe Robert G. Ashe	Chief Executive Officer, President and Director (Principal Executive Officer)	September 27, 2007

/s/ Tom Manley Tom Manley	Senior Vice President, Finance and Administration and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 27, 2007

/s/ Renato Zambonini Renato Zambonini	Chairman of the Board of Directors	September 27, 2007

/s/ John E. Caldwell John E. Caldwell	Director	September 27, 2007

/s/ Paul D. Damp Paul D. Damp	Director	September 27, 2007

/s/ Pierre Y. Ducros Pierre Y. Ducros	Director	September 27, 2007

/s/ Robert W. Korthals Robert W. Korthals	Director	September 27, 2007

/s/ Janet R. Perna Janet R. Perna	Director	September 27, 2007

/s/ John J. Rando John J. Rando	Director	September 27, 2007

/s/ William V. Russell William V. Russell	Authorized Representative in the United States and Director	September 27, 2007

/s/ James M. Tory James M. Tory, Q.C.	Director	September 27, 2007

/s/ David Galloway David Galloway	Director	September 27, 2007

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, as amended, the Authorized Representative has duly caused this Registration Statement to be signed on its behalf by the undersigned, solely in its capacity as the duly authorized representative of Cognos Incorporated in the United States, in the City of Saratoga, State of California, on this 27th day of September, 2007.

/s/ William V. Russell
William V. Russell
Authorized U.S. Representative

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
4.2

Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.1 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2007, filed on April 27, 2007).

4.3	Amended By-Laws of the Company (incorporated by reference to Exhibit 3.2 to the Company’s Annual Report on Form 10-K for the fiscal year ended February 28, 2002, filed on May 29, 2002).

5.1	Opinion of Bennett Jones LLP.

23.1	Consent of Ernst & Young LLP.

23.2	Consent of Bennett Jones LLP (included in Exhibit 5.1).

24.1	Power of Attorney (included in the signature pages of this Registration Statement)